UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2009
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Capital Growth Systems, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Florida --------------------------------------	0-30831 -------------------------------	65-0953505 ----------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661
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(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Material Contracts.

Capital Growth Systems, Inc. (the “Company”) entered into a series of transactions as of July 31, 2009 (“Closing Date”) related to amendment of its existing financing and the funding of additional financing.  These transactions are comprised of the following: (i) entry into a Second Amendment and Waiver Agreement (“Second Amendment”) with its senior secured lender, ACF CGS, L.L.C. as Agent for itself and other lenders with respect to $8,500,000 of senior secured financing, restoring the loan to good standing and setting adjusted covenants and other terms and conditions; (ii) issuance of $7,000,000 of principal amount of original issue discount convertible senior secured debentures (“July Debentures”), representing the funding of $4,000,000 of subscription amount (inclusive of $500,000 of subscriptions credited against liabilities of the Company to the respective holders) and $3,000,000 of original issue discount added to principal, coupled with warrants to purchase up to 12,500,000 shares of Common Stock, all exercisable or convertible at $0.24 per share (the “July Warrants,” and coupled with the July Debentures, the “Units”), subject to adjustment (and with an adjustment to the exercise price on up to $15,000,000 of existing debentures as discussed below); the purchase agreement for the July Units provides for the issuance of up to an additional $2,000,000 of cash subscription amount of July Units (representing up to an additional $3,500,000 of principal amount of July Debentures inclusive of the OID factor and July Warrants to purchase up to an additional 6,250,000 shares of Common Stock), to be funded to the extent of the shortfall of collection by the Company of at least $2,000,000 by August 31, 2009 of certain designated receivables or contract amounts; and (iii) authorization for the issuance of up to $4,125,000 of secured convertible original issue discount debentures (“VPP Debentures”) to certain creditors of the Company in exchange for release of up to $2,500,000 of obligations to such creditors (with the debentures to contain an OID factor of up to $1,6250,000), and coupled with warrants to purchase up to 12,890,625 shares of Common Stock (“VPP Warrants” – together with the VPP Debentures, collectively, the “VPP Units”), all exercisable or convertible at $0.24 per share, subject to adjustment.

As a point of reference, as of June 30, 2009 the Company had: (i) $15,798,707 of outstanding principal amount (or $27,610,911 at maturity) of secured convertible debentures issued in exchange for the debentures issued in connection with the Company’s original March 11, 2008 convertible debenture financing (such existing debentures being the “March Debentures”), maturing March 11, 2015; and (ii) $9,025,000 of outstanding principal amount (or $14,891,250 at maturity) of secured convertible debentures issued on November 20, 2008, maturing November 20, 2015 (the “November Debentures” and together with the March Debentures, collectively, the “Prior Debentures”).  The Prior Debentures are convertible into Common Stock at $0.24 per share, subject to adjustment to the effective price per share of any subsequent issuance of Common Stock or other securities of the Company convertible into Common Stock or with rights exercisable for Common Stock with an effective price per share of below $0.24 per share, exclusive of “Exempt Issuances” (as noted below the adjustments to debenture conversion prices related to the issuance of the July Units are structured to be “Exempt Issuances”).  The Prior Debentures were coupled with warrants (“Prior Warrants”) which presently constitute warrants to purchase up to 57,791,667 shares of Common Stock at $0.24 per share with respect to the March Debentures and 28,203,125 shares of Common Stock with respect to the November Debentures, subject to adjustment in a manner comparable to the Prior Debentures (and a corresponding increase in the number of shares purchasable thereunder so that the aggregate exercise price times share purchase is the same).

SENIOR LOAN AGREEMENT SECOND AMENDMENT AND INTERCREDITOR AGREEMENTS

The Senior Loan Agreement is among the Company, all of its subsidiaries, as borrowers, and ACF CGS, L.L.C. as agent (the “Agent”) for itself and/or certain other entities, if any, that may become lenders under the Senior Loan Agreement (the “Senior Lenders”), all as more fully summarized in the Form 8-K filed by the Company on November 20, 2008.  The Senior Lenders funded a senior secured Senior Loan (the “Senior Loan”) of $8.5 million on November 19, 2008 and subsequently entered into a first amendment (increasing the payout percentage to the Senior Lenders for the Company’s BT Receivable to 75% of any collections thereof), and a subsequent Forbearance Agreement effective July 9, 2009 (summarized in a Form 8-K filed on July 15, 2009), all of which was further amended by the Second Amendment entered into on the Closing Date (such loan agreement as amended through the Second Amendment being the “Senior Loan Agreement”).

The Second Amendment reset the following financial covenants of the Company, as specified in the full text attached as an exhibit to this Form 8-K: (i) minimum EBITDA test; (ii) minimum monthly recurring circuit revenue test; (iii) minimum monthly recurring circuit margin test; and (iv) minimum cash balances.  The Second Amendment requires that 50% of “Excess Cash Flow” as defined in the Senior Loan Agreement be paid over to the Senior Lenders as a prepayment of principal and permits the payment of up to 25% of Excess Cash Flow, commencing with respect to the quarter ended December 31, 2009 (to be computed following the end of the applicable quarter) toward satisfaction of debt service with respect to the Prior Debentures, July Debentures, and VPP Debentures, provided the Company is in compliance with its remaining obligations with respect to the Senior Loan Agreement.  The definition of “Permitted Indebtedness” was expanded to permit the borrowings by the Company with respect to the July Debentures and the VPP Debentures.  In addition, the Second Amendment required that mandatory reductions of principal be made on the Senior Loan in the amount of $100,000 per month starting in January 2010, increasing to $150,000 per month in April 2010, and $200,000 per month in July 2010 through October 2010.  It also reduced the permitted amount of capital expenditures of the Company.

The Second Amendment increased the reporting requirements of the Company, including the requirement to provide a weekly rolling cash forecast, periodic updates of cash disbursements pursuant to a vendor payment plan (“VPP”), a VPP budget that must be established and maintained to manage the pay down of past due accounts payable from certain vendors, and periodic updates to the VPP budget, together with consent to the sublease of a portion of the Company’s office space at its 200 S. Wacker Drive location in Chicago, IL by October 31, 2009.  A new covenant was established to not deviate by more than 15% from the VPP disbursements scheduled from the budget without the Senior Lender’s consent, and subject to the right to certain deviations associated with the funding of costs associated with growth of the Company’s business.  The Second Amendment requires the retention of a consultant satisfactory to the Senior Lenders to monitor compliance with the Company’s financial and reporting requirements, and in the event of breach of any of the covenants, an increased role for the consultant, subject to reduction to monitoring following return to compliance with the covenants in question.

In connection with the Forbearance Agreement, the Company had made a deposit of $1,000,000 (“Deposit”) with the Senior Lenders, which is to be held until August 31, 2009 by the Senior Lenders, according to the Second Amendment.  The Company has provided to the Senior Lenders a list of certain anticipated non-recurring cash collections (“Designated Collections”) to be made prior to that date, which exceeds $2,000,000 of potential collections.  The Second Amendment requires the Company to cause the holders of the July Debentures to fund (by purchasing additional July Units) the amount, if any, that Designated Collections fall short of $2,000,000 by August 31, 2009.  In the event that the Designated Collections and/or July Debenture fundings total at least $2,000,000 by August 31, 2009, then the Deposit is to be returned to the Company by the Senior Lenders; otherwise, the Deposit is to be applied by the Senior Lenders toward reduction of the Senior Loan indebtedness.

The Second Amendment required the establishment of two new intercreditor agreements: (i) one with the Company, its subsidiaries, Aequitas Capital Management, Inc. (“Aequitas”), and the purchasers of the July Units (the “Senior Lender July Purchasers Intercreditor Agreement”); and (ii) one with the Company, its subsidiaries, Aequitas, and the purchasers of the VPP Debentures (the “Senior Lender VPP Intercreditor Agreement”).  Each of these intercreditor agreements requires a subordination of the respective debentures to repayment in full of the Senior Loan, but permits payment of up to 25% of Excess Cash Flow in the aggregate (subject to certain other limitations contained in the agreements) to the holders of all of the Company’s debentures, provided the Company is not in default with respect to any of its obligations to the Senior Lenders.  There is also a provision that blocks the holders of the July Debentures and the VPP Debentures from taking enforcement action for a period of one hundred and eighty days following a declaration of default by any of them with respect to any of their debentures.  Copies of the First Amendment, the Second Amendment, the Senior Lender July Purchasers Intercreditor Agreement, and the Senior Lender VPP Intercreditor Agreement are hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively.

JULY SECURITIES PURCHASE AGREEMENT AND RELATED ANCILLARY DOCUMENTS

July Securities Purchase Agreement

Pursuant to the July Securities Purchase Agreement, dated as of the Closing Date, the Company funded a private placement of $7,000,000 of Units with a limited number of investors (“July Purchasers,” and referred to as “Holders” with respect to their July Debentures), representing $4,000,000 of cash subscription value (the “Cash Subscription Amount,” comprised of: (i) new cash subscription proceeds of $3,500,000, (ii) $400,000 allocated pro rata among the holders of the Prior Debentures in consideration for their entry in the Consent, Waiver, and Amendment Agreement discussed below; and (iii) $100,000 as a credit against fees due to Aequitas), and an OID factor of 75% of the cash subscription value (the “OID Amount”), representing $3,000,000 of OID Amount in the aggregate, which amount has been added to the principal amount of the July Debentures.   The July Units are comprised of: (i) July Debentures in an aggregate principal amount of $7,000,000, maturing May 30, 2011 and convertible into Common Stock of the Company at $0.24 per share (the “Conversion Price;” representing 29,166,667 shares of Common Stock on an as-converted basis, subject to possible adjustment as discussed below); and (ii) one warrant per July Debenture (each a “July Warrant”), providing a right to purchase 75% of the number of shares of Common Stock initially purchasable with the Cash Subscription Amount of the July Debenture, exercisable at a price of $0.24 per share (subject to possible adjustment as discussed below) having a term ending five years from the date that the Company authorizes the issuance of not less than 990,000,000 shares of Common Stock, subject to adjustment for forward or reverse stock splits (the “Authorized Share Issuance”).  The July Debentures are original issue discount securities.  The July Purchase Agreement provides that each July Purchaser has been provided the right to lower the conversion price with respect to Prior Debentures held by such purchaser to the extent of five times the Cash Subscription Amount funded by the Purchaser in purchasing the initial July Debentures purchased by such purchaser.

The July Purchase Agreement is consistent with the Second Amendment to the Senior Loan Agreement, by requiring the persons that funded the Cash Subscription Amount (the “Cash Lenders”) to stand by and be required to fund up to an additional $2,000,000 of Cash Subscription Amount in the aggregate by way of a cash call (for the purchase of additional July Debentures) to be effected on or about August 14, 2009, to cause the funding of the amount that the Company’s collections of Designated Collections fall short of $2,000,000.  Such additional July Debentures are referred to as the “Second Tranche Debentures.”  The July Purchase Agreement requires the funding of any necessary Second Tranche Debentures by August 31, 2009, with any non-funding Holder to forfeit his, her, or its share of the OID Amount to whomever funds the Second Tranche Debenture in that Holder’s place.  The Cash Lenders pre-funded $150,497 of the Second Tranche Debentures as of July 31, 2009.  The Company obtained the consent of Cash Lenders funding more than 67% of the Cash Subscription Amount to accept these funds prior to the contractual cash call date.

In addition to the OID Amount, the Cash Subscription Amount of the July Debentures bears interest in an amount equal to the “Cash Subscription Amount Interest,” comprised of the sum of: (i) the prime rate of interest as announced in the Wall Street Journal (subject to a floor of 5%); plus (ii) 14% per annum (the “Applicable Margin”).  Basic Interest (comprised of the prime rate component plus 9% of the total 14% of the Applicable Margin) is payable monthly in arrears (twenty days following the end of each month), with the remaining 5% to be paid at the option of the Company in either cash or as “PIK Interest,” whereby such amount can be accrued and added to principal (in which event an additional OID factor of 75% of such amount is also added to principal of the July Debenture).  The Senior Lender July Purchaser Intercreditor Agreement permits the payment in cash of the Cash Subscription Amount Interest for so long as the Senior Loan is not in default and a blockage on payment of interest on the July Debentures is not in effect.  In the event that payment of the Cash Subscription Amount Interest is prohibited by such intercreditor agreement, then it is to be accrued and added to the principal amount of the July Debentures in the same manner as the addition of the PIK Interest to the July Debentures (and failure to pay such interest shall in such instance not be an Event of Default under the July Debenture).

The July Debentures also require that the Company redeem 1/7th of the original OID Amount of the July Debentures forty five days following the end of each calendar quarter, commencing with the quarter ended December 31, 2009.  Cash payments of the redemption amount will only be permitted under the Senior Loan Agreement to the extent of funds available from 25% of Excess Cash Flow, and provided that the Company is not otherwise in default under the Senior Loan Agreement or subject to a blockage period under the applicable intercreditor agreement.  Provided that the “Equity Conditions” of the Company have been met, the Company at its option may elect to pay the Quarterly Redemption Amount (discussed below) either in cash or with Common Stock of the Company whereby the Common Stock would be credited with a value equal to the lesser of (i) the then existing conversion price; or (ii)  90% of the volume weighted average price (“VWAP”) for the ten consecutive trading days of the Common Stock ended on the trading day that is immediately prior to the applicable Quarterly Redemption Date.  The “Equity Conditions” are a series of conditions to the Company being able to issue shares of Common Stock in lieu of payment in cash to the Holders of the July Debentures and include: (a) the Company having honored all amounts payable under the July Debentures and there being no Event of Default under the July Debentures; (b) the Company at all times after August 19, 2009 being eligible for its Common Stock to be resold in reliance upon the Rule 144 resale exemption (thereby requiring that it be current with respect to all periodic filings required of it under the Securities Act of 1933); (c) the Common Stock being quoted or listed on a “Trading Market” (comprised of the Pink Sheets, OTC Bulletin Board, or one of the national securities exchanges); (d) there being, following the Authorized Share Issuance, sufficient shares of Common Stock reserved for issuance and underlying all of the Holder’s July Debentures and July Warrants; (e) the issuance of the shares called for in the Quarterly Redemption (defined below) would not result in the Holder being in violation of the limitations set forth in the July Debentures as to effectively holding over 4.99% of the Common Stock (or over 9.99% if the Holder consents to the over 4.99% level); (f) there is no public announcement of a “Fundamental Transaction” or “Change in Control Transaction,” as defined in the July Debentures; or (g) the Holder is in possession of material nonpublic information unless the Holder has consented to be provided such information.

The July Debentures call for default interest of 4% in excess of the interest rate otherwise in effect, whenever there is an Event of Default and the Holders of 67% or more of the principal amount of the July Debentures deliver written notice electing to so increase their interest rate.

The Company has affirmative obligations under the July Securities Purchase Agreement to: (i) hold a special meeting of shareholders within fifty days following clearance by the Securities and Exchange Commission of the Company’s proxy seeking to obtain shareholder approval for the Authorized Share Increase (and adjourn such meetings in thirty day intervals thereafter until such consent is obtained) and, at all times thereafter, to reserve a sufficient amount of Common Stock to enable it to meet its obligations under the July Securities Purchase Agreement (to cover the maximum amount of shares purchasable under the July Debentures and July Warrants, and dividing that sum by 0.75); (ii) timely file all required reports under the Securities Act of 1934; (iii) promptly deliver the shares of Common Stock purchased by the Purchasers pursuant to conversion of their July Debentures or exercise of the July Warrants and is subject to liquidated damages (to the extent permitted under the Senior Lender Intercreditor Agreement) of $10 per $1,000 of securities (with the value computed based on a volume weighted average pricing or “VWAP” formula) for each day that it is late with respect to effecting such deliveries, increasing to $20 per $1,000 of securities should it fail to make such delivery commencing five trading days after failing to meet this obligation; (iv) indemnify the July Purchasers against enumerated liabilities in the event of actions taken against them in certain instances; (v) provide a right of first refusal to the holders of all the Company’s debentures to participate in up to 30% of any subsequent financings by the Company; and (vi) include the shares of Common Stock underlying the July Debentures and the July Warrants on any registration statement that the Company may file to register shares of its Common Stock to such extent as may be requested by the holders thereof.

Under the July Securities Purchase Agreement, the Company is prohibited from issuing any Common Stock or securities convertible or exercisable into shares of Common Stock until the Company’s shareholders approve the Authorized Share Increase.  Further, the July Securities Purchase Agreement contains a number of negative covenants for so long as the July Debentures remain outstanding, which include a prohibition against:  (i) claiming that any July Purchaser is an “Acquiring Person” under any shareholder rights plan; (ii) providing material nonpublic information to the Purchasers or their counsel, absent execution by the applicable Purchaser(s) of a confidentiality agreement regarding such information; (iii) using the proceeds to satisfy any Company debt (other than that debt specifically set forth in the July Securities Purchase Agreement), redeem any Common Stock, or settle any outstanding litigation; (iv) issuing any Common Stock or Common Stock equivalent at an effective price per share of less than the initial conversion price of the July Debentures (except for “Exempt Issuances” tied to rights outstanding as of the date of funding and specifically including any of the issuances pursuant to the July Purchase Agreement or any adjustments in the conversion price of the July Debentures contemplated thereunder); (v) entering into certain enumerated variable rate transactions where the pricing of the equity securities of the Company is subject to a variable formula; (vi) uneven treatment with respect to the Purchasers, subject to a carve out of up to $250,000 in transactions; (viii) breaching certain enumerated material contracts or leases; and (ix) effectuating a reverse or forward split of the Common Stock without the written consent of the Purchasers holding a majority in principal amount outstanding of the Debentures, except for the reverse split expressly permitted under the Purchase Agreement.  The July Securities Purchase Agreement and the corresponding July Debentures and July Warrants can be amended, and the rights thereunder may be waived with the consent of the Holders of 67% of the July Debentures (measured by principal amount outstanding).

The July Purchase Agreement designates Aequitas as Collateral Agent, responsible for administration of the July Security Agreement.  It provides that Aequitas is entitled to a Collateral Agent fee of $300,000, payable $100,000 at closing, $100,000 in three months, and $100,000 in six months.  In addition, the Company paid a $50,000 deposit to Aequitas with respect to expenses incurred and to be incurred with respect to the July Purchase Agreement and related transactions, and Aequitas is entitled to reimbursement for any reasonable expenses incurred by it in excess of such figure.

July Debentures

The July Debentures will mature May 30, 2011.  The discussion above sets forth the terms with respect to interest and redemption for the July Debentures.

The July Debentures are convertible at any time after the Authorized Share Increase is approved by the Company’s shareholders at the option of their holders at the “Conversion Price.”  The “Conversion Price” is $0.24 per share, subject to adjustment to account for:  (i) forward and reverse splits and other extraordinary transactions; and (ii) a full ratchet clause which effectively lowers the purchase price to the lowest price at which there is any subsequent placement of the Company’s Common Stock (or securities exchangeable into or convertible into or exercisable into Common Stock) placed at a price below the Conversion Price then in effect (with the exception of certain detailed “Exempt Issuances,” which include issuances pursuant to any existing options or warrants to acquire Common Stock currently in place or related to the VPP Debentures and VPP Warrants).  A similar Conversion Price adjustment applies to the extent of the value of any rights offerings made by the Company entitling stockholders to subscribe for securities at a price below the Conversion Price for the July Debentures.  In addition, the July Debentures have protective provisions that call for the issuance of additional securities to the Holders as if they were shareholders in connection with any subsequent distributions of cash or securities to the holders of the Common Stock.  The Company has an affirmative obligation to notify the Holders of events that cause an adjustment to the conversion price for the July Debentures.  There is a limitation of conversions of July Debenture principal or interest resulting in a holder owning greater than 4.99% of the Company’s Common Stock subject to an increase, with the prior consent of the holder, to 9.99% (the “Exercise Limit”), subject to a carve out for Aequitas Catalyst Fund, LLC and David Lies, who presently beneficially own in excess of that amount of shares of Common Stock.  As noted above with respect to share transfers, there is a liquidated damages obligation of the Company of $10 per trading day per $1,000 of Common Stock (increasing to $20 per trading day per $1,000 of Common Stock) after three trading days, to the extent that the Company fails to timely provide to the July Purchasers the stock certificates to which they are entitled upon conversion of July Debenture indebtedness to Common Stock.

In the event that the Company is required to effect a funding of Second Tranche Debentures, and the Cash Subscription Amount paid in by a Holder thereof is not repaid to the Holder by September 30, 2009, then the exercise price of the July Debentures held by such Holder and the corresponding July Warrant, is reduced to $0.15 (subject to adjustment for forward and reverse splits and the other adjustments called for herein).  The Second Amendment provides that it is in the Senior Lenders’ sole discretion as to whether they will permit any return of the purchase price of the Second Tranche Debentures by that date.

The July Debentures contain a “Buy-In” liability to the Company should it fail to timely deliver certificates following a conversion notice, which effectively holds the Company liable for the loss the Holder would incur in the event it sold any of the shares relating to a conversion notice and then was forced to buy the underlying shares to effect the trade due to the Company’s failure to timely deliver the certificate.

The July Debentures also provide that in the event of a “Fundamental Transaction,” the holders shall be entitled to receive the same kind and amount of securities, cash, or property that it would have received if the holder converted the July Debenture immediately prior to the Fundamental Transaction.  “Fundamental Transactions” include:  (i) mergers or consolidations of the Company with or into another entity; (ii) sale by the Company of all or substantially all of its assets; (iii) certain tender offers or exchange offers whereby the Company’s stockholders can exchange their shares for other securities, cash, or property; and (iv) certain reclassifications of the Company’s Common Stock or compulsory share exchanges effectively converting the Company’s securities into those of another entity.

The July Debentures contain certain negative covenants (which can be waived by the holders of 67% or more of the outstanding July Debentures) which include:  (i) the incurrence of any additional indebtedness (other than indebtedness outstanding on the purchase date of the July Debentures, including all indebtedness described herein, inclusive of the VPP Debentures and up to $250,000 of purchase money financing in connection with asset acquisitions); (ii) the incurrence of any liens other than liens resulting from permitted indebtedness, liens for taxes or other governmental charges not yet due or being contested in good faith, and liens imposed by law which were incurred in the ordinary course of business; (iii) amendments to the Company’s charter or by-laws in a manner that would adversely impact the Holders (other than the Authorized Share Increase); (iv) repurchases of stock of the Company’s employees, with the exception of certain limited repurchases of stock owned by former employees; and (v) payment of cash dividends or other distributions with respect to the Company’s securities.

The July Debentures provide that the Holders can accelerate the related indebtedness in the event of the occurrence of an “Event of Default” and failure to cure within the applicable cure period (not to exceed five trading days for monetary defaults, seven trading days following delivery of notice of nonmonetary defaults, or ten trading days following the date of a default where the Company knew of the default), if any, subject to the limitations on acceleration discussed above relative to the Senior Lenders’ loan documents.  “Events of Default” (which may be waived by the Holders of 67% of the July Debentures) include:  (i) the breach by the Company of any of its obligations pursuant to the July Debentures or any of the other transaction documents (i.e., the July Securities Purchase Agreement or the associated agreements in connection therewith); (ii) any representation or warranty being untrue or incorrect at the time made in any material respect; (iii) certain insolvency events with respect to the Company or material subsidiaries, or defaults with respect to any mortgage, credit agreement, or other facility which involves an obligation in excess of $150,000; (iv) cessation of quotation of the Company’s Common Stock on any Trading Market; (v) a Change of Control transaction (including changes of beneficial ownership of the Company in excess of 40% or the termination of employment of Patrick Shutt for any reason other than voluntary resignation); (vi) mergers or consolidations where the shareholders of the Company immediately prior to the transaction hold less than 60% of the aggregate voting power of the Company or successor after the transaction; (vii) sales of substantially all of the assets of the Company to a purchaser of which the shareholders of the Company prior to the transaction own less than 60% of the voting power of the acquiring entity; (viii) a replacement over a three-year period of over half of the members of  the Company’s board of directors where the replacement directors were not approved by a majority of the current directors or directors that were duly approved by such persons), (ix) failure to meet the public reporting requirements of the Company under Rule 144 following August 19, 2009; (x) failure to timely deliver stock certificates; (xi) loss of eligibility of the Common Stock for trading on its Trading Market; (xii) the Company shall agree to sell all or substantially all of its assets or be party to a Fundamental Transaction or a Change in Control Transaction; (xiii) and the entering against the Company of any monetary judgment for more than $100,000 which remains unvacated, unbonded, or unstayed for a period of forty five days.

July Warrants

The July Securities Purchase Agreement calls for the issuance of July Warrants comprising the right to purchase up to 75% of the shares initially issuable per the July Debentures Cash Subscription Amount  (up to 12,500,000 shares of Common Stock in the aggregate for the initial $4,000,000 of Cash Subscription Amount and up to an additional 6,250,000 shares if the full $2,000,000 of Second Tranche Debentures are issued), exercisable at an exercise price of $0.24 per share (subject to adjustment, as discussed below).  The July Warrants expire five years from the Authorized Share Issuance date but may only be exercised after the Company’s shareholders have approved the Authorized Share Increase.  The July Warrants may be exercised for cash or on a cashless basis.

Upon exercise of a July Warrant, the Company has an obligation to promptly deliver the underlying shares and is subject to a liquidated damages clauses comparable to those applicable to the July Debentures, for:  (i) failure to timely deliver the certificates for the purchased Common Stock as a result of exercise of the July Warrants; or (ii) losses incurred by the July Warrant holder as a result of having to effect a Buy-In of Common Stock to cover any sale of the shares corresponding to the July Warrant exercise, where the Company failed to timely delivery to the holder the shares of Common Stock related to the July Warrant exercise.

The $0.24 per share exercise price for the July Warrants is subject to adjustment for stock splits and other extraordinary corporate events.  In addition, the July Warrants contain a full ratchet adjustment mechanism for the applicable purchase price comparable to the full ratchet adjustment mechanism applicable to the exercise price for the conversion of July Debenture indebtedness into equity of the Company, as well as a conversion modification to account for distributions of cash, securities, or other property to stockholders of the Company, with no adjustments to be made for “Exempt Issuances.”  As noted above, in the event of funding of Second Tranche Debentures where the Cash Subscription Amount is not returned to the Holder by September 30, 2009, the conversion price of the July Warrants held by that Holder is automatically reduced to $0.15 per share (subject to adjustment for the other adjustments noted above), which adjustment is an Exempt Issuance.  Any adjustments in the exercise price of the July Warrants result in a corresponding increase in the number of shares purchasable thereunder, so that the product of the exercise price times the number of shares purchasable shall be the same before and following the adjustment.  The Company has an affirmative obligation to notify the July Warrant holders of adjustments to the exercise price of the July Warrants.

As with the July Debentures, there is a limitation on the amount of Common Stock issuable to a Warrant holder to 4.99% of the outstanding Common Stock of the Company, subject to an increase with the written consent of the holder to 9.99%, subject to the corresponding carve out of this requirement for Aequitas Catalyst Fund, LLC and David Lies.  In addition, the July Warrants call for similar rights to those of the holders of the July Debentures in the event of Fundamental Transactions.

Security Agreement

The Company and all of its subsidiaries (each, a “Debtor,” and collectively, the “Debtors”) entered into a Security Agreement pursuant to which they granted to the Purchasers a security interest in all of the assets of the Debtors (the “Collateral”).  The Purchasers appointed Aequitas to act as their Collateral Agent under the Security Agreement.  Pursuant to the Security Agreement:  (i) no Debtor may sell any Collateral except in the ordinary course of business; (ii) each Debtor shall preserve its Collateral and maintain sufficient insurance with respect thereto; (iii) no Debtor will change its name, type of organization, or jurisdiction; and (iv) there are numerous reporting obligations should any of the Collateral be moved or should the Company or any of its subsidiaries change its central office or name.  Upon an Event of Default, the Collateral Agent may exercise all rights available to any of the July Purchasers, including taking possession of the Collateral and operating the business of each Debtor.

Subsidiary Guaranty

Each of the active subsidiaries of the Company entered into a guarantee with the July Purchasers whereby they guaranteed the full amount of obligations of the Company with respect to the July Debentures.

Consent, Waiver, and Amendment Agreement

The July Purchasers, the VPP Purchasers, the Company, and the signatories thereto who had purchased Prior Debentures entered into a Consent, Waiver, and Amendment Agreement, effective as of the Closing Date, whereby they all consented to the transactions outlined in the Second Amendment to the Loan Agreement, the July Securities Purchase Agreement, and the VPP Securities Purchase Agreement.  In addition, the holders of the Prior Debentures party to the Agreement amended the March Securities Purchase Agreement, March Debentures, March Security Agreement, November Securities Purchase Agreement, November Debentures, and November Securities Agreement to incorporate certain of the terms of the July Securities Purchase Agreement, July Debentures, and July Security Agreement, designed primarily to have parallel tracking of certain defined terms, rights, and obligations. The July Security Agreement, July Subsidiary Guaranty, Consent, Waiver, and Amendment Agreement, and Junior Lender Intercreditor Agreement are attached hereto as Exhibits 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, and 10.10 respectively.

Junior Lender Intercreditor Agreement

The holders of the July Debentures, the VPP Debentures, the Company, and the holders of the March Debentures and November Debentures signatory thereto have entered into a third intercreditor agreement (in addition to the two Senior Lender intercreditor agreements referenced above) which generally subordinates any cash payment to the Prior Debentures and VPP Debentures to payment in favor of the July Debentures.

VPP AGREEMENTS

The Company has established a vendor payment plan with the Senior Lenders designed to reduce past due obligations to certain of its vendors over time.  As part of the Second Amendment to the Loan Agreement and as contemplated by the July Securities Purchase Agreement, the Company has been authorized to cause the issuance of up to $2,500,000 in original cash subscription amount (to be funded by dollar for dollar credit against monies owed by the Company to certain of its creditors) of VPP Debentures, which will have a 65% OID factor added to their principal amount (up to an additional $1,625,000, bringing aggregate maximum principal amount to $4,125,000, convertible at $0.24 per share into 17,187,500 shares of Common Stock, subject to adjustment), and which will mature November 30, 2011.  The form of the VPP Debenture is substantially similar to the November Debenture (as amended by the Consent, Waiver, and Amendment Agreement), except for term and quarterly redemption rights.  As with the July Debentures, the holders of the VPP Debentures will be issued warrants (“VPP Warrants”) representing 75% warrant coverage, or to purchase in the aggregate up to 7,812,500 shares of Common Stock at $0.24 per share (subject to the same types of anti-dilution adjustment).  In addition, the VPP Security Agreement shall be subject to a substantially similar form of security agreement (the “VPP Security Agreement”) as applicable to the July Security Agreement, with Aequitas to serve as the Collateral Agent.

The VPP Securities Purchase Agreement governs the issuance of the VPP Debentures and VPP Warrants, and is substantially similar to the July Securities Purchase Agreement, except that the terms of the VPP Debentures and VPP Warrants are as outlined above, and there is no special provision for the adjustment of the exercise price of the VPP Debentures and VPP Warrants or payment of any additional Collateral Agent fee.  Copies of all of the VPP transaction documents are attached as exhibits to this Form 8-K (except the VPP Warrant, which is the same form as the July Warrant except there is no adjustment in exercise price for the issuance of Second Tranche Debenture Cash Subscription Amount that is not returned by August 31, 2009).

The Company utilized the services of both Aequitas and Capstone Investments in accomplishing the aforementioned transactions.  Capstone Investments is a licensed registered broker-dealer and acted as the Company’s investment banker during its March and November 2008 financing transactions.  The investors in the Company’s current financing transaction are from the same pool of investors that participated in the 2008 financings.  Aequitas has served as the Company’s financial advisor since September 2007 and has assisted the Company with its financing transactions since that time.

Item 9.01                      Exhibits.

Exhibit 10.1                                First Amendment to Senior Loan Agreement
Exhibit 10.2                                Second Amendment to Senior Loan Agreement
Exhibit 10.3                                Senior Lender July Purchasers Intercreditor Agreement
Exhibit 10.4                                Senior Lender VPP Intercreditor Agreement
Exhibit 10.5                                July Securities Purchase Agreement
Exhibit 10.6                                Form of July Debenture
Exhibit 10.7                                Form of July Warrant
Exhibit 10.8                                July Security Agreement
Exhibit 10.9                                July Subsidiary Guarantee
Exhibit 10.10                                Consent, Waiver, and Amendment Agreement
Exhibit 10.11                                Junior Lender Intercreditor Agreement
Exhibit 10.12                                VPP Securities Purchase Agreement
Exhibit 10.13                                Form of VPP Debenture
Exhibit 10.14                                Form of VPP Warrant
Exhibit 10.15                                VPP Security Agreement
Exhibit 10.16                                VPP Subsidiary Guarantee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 4, 2009

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/Jim McDevitt
Jim McDevitt
Chief Financial Officer